EX-16.1

[Deloitte & Touche LLP Letterhead]

December 9, 2002

Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street N.W.
Washington, D.C. 20549

Dear Sirs:

We have read and agree with the comments in Item 4 (a) of Form 8-K/A of Nimbus Group, Inc. dated December 9, 2002.

Yours truly,

/s/ Deloitte & Touche LLP

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